                                                                    EXHIBIT 10.1

                       AMENDMENT NO. 4 TO CREDIT AGREEMENT

         AMENDMENT NO. 4, dated as of February 7, 2000, to the Credit Agreement, dated as of December 31, 1996 (the "CREDIT AGREEMENT"), among (i) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (the "BORROWER"), (ii) the financial institutions which are now, or in accordance with SECTION 12.2 of the Credit Agreement hereafter become, parties to the Credit Agreement (collectively, "LENDERS"), (iii) BANKBOSTON, N.A., as Administrative Agent for the Lenders, and (iv) BANKBOSTON, N.A., ING BANK N.V. and PNC BANK, NATIONAL Association, as Co-agents for the Lenders.

                                    RECITALS
                                    --------

                  The Borrower, the Lenders and the Agents party to this Amendment No. 4 ("THIS AGREEMENT") have agreed to amend certain of the provisions contained in the Credit Agreement as set forth herein.

                  Accordingly, the parties hereto hereby agree as follows:

                            ARTICLE I -- DEFINITIONS

         SECTION 1.1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

                            ARTICLE II -- AMENDMENTS

         Unless otherwise indicated below, effective on and as of 5:00 p.m., February 7, 2000 (the "AMENDMENT Date"), the Credit Agreement is hereby amended in each of the following respects:

         SECTION 2.1.  AMENDMENTS TO DEFINED TERMS.

                  (a) SECTION 1.1. SECTION 1.1 is hereby amended by inserting in its correct alphabetical sequence the following definitions:

                  "AMENDMENT DOCUMENTS" means, collectively, (a) Amendment No. 4 to Credit Agreement, dated as of February 7, 2000, by and among the Borrower, the Agents, and the certain financial institutions party thereto, and (b) the Collateral Documents.

                  "CHIQUITA PROCESSED FOODS" means Chiquita Processed Foods, L.L.C., a Delaware limited liability company, and a direct wholly-owned Subsidiary of Friday.

                  "COLLATERAL" means, collectively, (a) the Pledged Collateral,
         (b) the Security Agreement Collateral, and (c) any and all other collateral provided by the Borrower or by any of its Subsidiaries to the Agents, the Issuer and the Lenders from time to time pursuant to the Collateral Documents and the other Loan Documents.

                  "COLLATERAL AGENT" means BankBoston, N.A., in its capacity as collateral agent for the Agents, the Issuer and the Lenders under this Agreement, the

         Collateral Documents and the other Loan Documents, and any successor to such collateral agent.

                  "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Pledge Agreement, all other Instruments (including the Agency Account Agreements, as defined in the Security Agreement) executed and delivered to the Administrative Agent or the Collateral Agent on the Amendment Date or from time to time thereafter, and all other Instruments executed and/or delivered from time to time pursuant to any of the foregoing.

                  "COMMITMENT AMOUNT CERTIFICATE" means a certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT J attached hereto (with such changes thereto as may be agreed upon by the Administrative Agent and the Borrower), and delivered to the Administrative Agent pursuant to SECTION 9.1.1(d).

                  "FRIDAY" means Friday Holdings, L.L.C., a Delaware limited liability company and a direct wholly-owned Subsidiary of the Borrower.

                  "INVESTMENT CAP" means an amount equal to $45,000,000, unless and until such time as the Borrower has made a mandatory repayment of principal of Revolving Loans pursuant to SECTION 3.3.3(A) or (B) in an aggregate principal amount of not less than $10,000,000, at which time such amount shall be increased to $50,000,000.

                  "MAXIMUM PERMITTED AMOUNT" is defined in EXHIBIT J hereto.

                  "NINETY PERCENT MAJORITY LENDERS" means, at the time any determination thereof is to be made, (a) until all of the Commitments have terminated, Lenders then having in the aggregate at least 90% of the aggregate Commitments then in effect, and (b) after all of the Commitments have terminated, Lenders then holding in the aggregate at least 90% of the aggregate outstanding principal amount of all of the Revolving Loans; PROVIDED, HOWEVER, that, for purposes of this definition, (i) so long as there are four (4) or more Lenders, in no event shall less than three (3) Lenders constitute the "NINETY PERCENT MAJORITY LENDERS", and (ii) after all of the Commitments have terminated, each of the Lenders shall, for purposes only of CLAUSE (b) of this definition, be deemed to hold from time to time Revolving Loans in an aggregate principal amount equal to such Lender's applicable Percentage of all undrawn Letters of Credit from time to time outstanding.

                  "PACA" is defined in SECTION 8.13.

                  "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of February 7, 2000, by and between the Borrower and the Collateral Agent.

                  "PLEDGED COLLATERAL" shall mean the Collateral under and as defined in the Pledge Agreement.

                  "SECURITY AGREEMENT" means the Security Agreement, dated as of February 7, 2000, by and between the Borrower and the Collateral Agent.

                  "SECURITY AGREEMENT COLLATERAL" has the meaning specified in the Security Agreement.

                  "SECURITY INSTRUMENT" means any security agreement, chattel mortgage, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or Instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

                  "SUPER-MAJORITY LENDERS" means, at the time any determination thereof is to be made, (a) until all of the Commitments have terminated, Lenders then having in the aggregate at least 66.67% of the aggregate Commitments then in effect, and (b) after all of the Commitments have terminated, Lenders then holding in the aggregate at least 66.67% of the aggregate outstanding principal amount of all of the Revolving Loans; PROVIDED, HOWEVER, that, for purposes of this definition, (i) so long as there are four (4) or more Lenders, in no event shall less than three (3) Lenders constitute the "SUPER-MAJORITY LENDERS", and (ii) after all of the Commitments have terminated, each of the Lenders shall, for purposes only of CLAUSE (b) of this definition, be deemed to hold from time to time Revolving Loans in an aggregate principal amount equal to such Lender's applicable Percentage of all undrawn Letters of Credit from time to time outstanding.

                  (b) SECTION 1.1. SECTION 1.1 is hereby further amended by deleting the definitions of the following terms: "Level I Status", "Level II Status", "Level III Status", "Level IV Status", "Level V Status", and "Status".

                  (c) SECTION 1.1. The definition of "Alternate Base Rate Margin" appearing in SECTION 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

                  "ALTERNATE BASE RATE MARGIN" means, for any Base Rate Tranche at any date, the rate of 1.25% per annum.

                  (d) SECTION 1.1. The definition of "Applicable Commitment Fee Rate" appearing in SECTION 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

                  "APPLICABLE COMMITMENT FEE RATE" means, at any date, (i) if the Unused Commitment Amount is less than or equal to 50% of the Commitment Amount, the rate of .50% per annum, and (ii) if the Unused Commitment Amount is greater than 50% of the Commitment Amount, the rate of .75% per annum.

                  (e) SECTION 1.1. The definition of "Change of Control Triggering Event" appearing in SECTION 1.1 of the Credit Agreement is hereby amended by deleting the word

"or", immediately preceding clause (f) thereof, and inserting immediately following such clause (f), the new clauses (g) and (h) as follows:

         "(g) the Borrower shall cease to directly own and control, both legally and beneficially, with full power to vote, one hundred percent (100%) of the membership interests in Friday; or (h) Friday shall cease to directly own and control, both legally and beneficially, with full power to vote, one hundred percent (100%) of the membership interests in Chiquita Processed Foods."

                  (f) SECTION 1.1. The definitions of "Consolidated EBITDA", "Consolidated Net Interest Expense" and "Consolidated Operating Income" appearing in SECTION 1.1 of the Credit Agreement are each hereby amended by inserting immediately following the phrase "any fiscal year or fiscal quarter", the phrase "or fiscal quarters" in the first sentence of each such definition.

                  (g) SECTION 1.1. The definition of "Eurodollar Rate Margin" appearing in SECTION 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

                  "EURODOLLAR RATE MARGIN" means, for any Eurodollar Tranche at any date, the rate of 2.75% per annum.

                  (h) SECTION 1.1. The definition of "Leverage Ratio" appearing in SECTION 1.1 of the Credit Agreement is hereby amended by inserting the following PROVISO at the end of such definition, immediately following the word "date":

                  "; PROVIDED, HOWEVER, that for the sole purpose of calculating and reporting the Leverage Ratio pursuant to SECTION 9.2.3(a) at the end of any fiscal quarter, Total Senior Debt and Total Capitalization shall each be reduced by the amount of cash shown on the balance sheet of the Borrower as at the end of such fiscal quarter solely to the extent such cash (a) represents the proceeds of Indebtedness for Borrowed Money which is permitted by SECTION 9.2.1, and (b) has been raised to repay other Indebtedness of the Borrower or its Subsidiaries and is being held in reserve for such purpose."

                  (i) SECTION 1.1. The definition of "Loan Documents" appearing in SECTION 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Agents' Fee Letter, each Assignment and Acceptance Agreement, each Intercompany Subordination Agreement, the Collateral Documents and each other Instrument executed and delivered pursuant to or in connection with any thereof.

                  (j) SECTION 1.1. The definition of "Reference Period" appearing in SECTION 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

                  "REFERENCE PERIOD" means each period of four (4) consecutive fiscal quarters of the Borrower; PROVIDED, that solely for the purpose of calculating and reporting the Interest Coverage Ratio pursuant to
         SECTION 9.2.3(b), Reference Period shall mean each of the periods set forth therein.

Anything herein to the contrary notwithstanding, the amendments set forth in
SECTION 2.1(f), (h) and (j) above shall be effective as of December 30, 1999.

         SECTION 2.2.  AMENDMENTS TO COMMITMENTS.

                  (a) SECTION 2.2. SECTION 2.2 is amended by deleting the Dollar amount "$125,000,000" appearing in such SECTION 2.2, and by inserting in place thereof the following phrase: "(a) for the period prior to February 7, 2000, $125,000,000, and (b) from and after February 7, 2000, $110,000,000."

         SECTION 2.3.  AMENDMENTS TO REVOLVING LOANS AND NOTES.

                  (a) SECTION 3.3. SECTION 3.3 is amended by inserting the following new SECTION 3.3.3 immediately after the existing SECTION 3.3.2:

                  "SECTION 3.3.3. MANDATORY REPAYMENTS. (a) If at any time any payment (whether upon prepayment, repurchase or redemption) is made in cash or cash equivalents to or for the account of the Borrower (i) in satisfaction of all or any part of the principal of the intercompany debt owing to the Borrower, as evidenced by that certain Loan Agreement, by and between Chiquita Brands South Pacific Ltd. and the Borrower, dated as of June 24, 1998 (as the same may be amended, extended, restated or otherwise modified from time to time), or (ii) in satisfaction of all or any part of the principal of, or on account of the redemption, repurchase or acquisition of, any debt or equity Investment exchanged therefor, there shall immediately become due and payable the principal amount of Revolving Loans equal to the lesser of
         (A) the amount of such payment, or (B) the aggregate principal amount of Revolving Loans then outstanding.

                  (b) If at any time any payments are made in cash or cash equivalents to or for the account of the Borrower as proceeds or otherwise in connection with a Sale of any Subsidiary permitted under
         SECTION 9.2.5(e), where the Net Disposition Proceeds of such Sale equal or exceed the sum of $10,000,000, there shall immediately become due and payable the principal amount of Revolving Loans equal to the lesser of (i) the Net Disposition Proceeds of such Sale, or (ii) the aggregate principal amount of Revolving Loans then outstanding.

                  (c) Any such payments made to or for the account of the Borrower as set forth in PARAGRAPH (a) or (b) above, in excess of the then aggregate outstanding principal amount of all Revolving Loans, may be applied by the Borrower to the repurchase of public debt pursuant to
         SECTION 9.2.10 or may be otherwise used by the Borrower in accordance with this Agreement.

                  (d) If at any time the sum of the aggregate principal of all Revolving Loans outstanding and the aggregate Letter of Credit Outstandings shall exceed the Maximum Permitted Amount, then, unless the Super-Majority Lenders shall otherwise consent in writing, there shall immediately become due and payable the principal amount of Revolving Loans equal to the amount of such excess.

                  (e) Any prepayments pursuant to SECTION 3.3.3(a), (b) or (d) made on any day other than the end of an Interest Period for any Eurodollar Tranche shall be applied: first, to any Base Rate Tranche then outstanding; and, then, to the Eurodollar Tranche with the shortest Interest Period remaining and then, successively, to Eurodollar Tranches with, in each case, the then next shortest Interest Period; provided that, so long as no Event of Default shall then be continuing, the Administrative Agent shall, upon the request of the Borrower, apply any such prepayments to Eurodollar Tranches only on the last day of each of the respective Interest Periods relating thereto, and, until such application of any such prepayments, the Administrative Agent shall hold the amount thereof as cash Collateral for the Obligations upon the terms contained in the Collateral Documents.

                  (f) Each prepayment of Revolving Loans made pursuant to this
         SECTION 3.3.3 shall be without premium or penalty, except as may be required by SECTION 4.8. Prepayments hereunder shall not automatically reduce the Commitment Amount, and any amounts repaid hereunder may be reborrowed from time to time, in accordance with SECTION 3.1 hereof."

         SECTION 2.4.  AMENDMENTS TO CONDITIONS TO CREDIT EXTENSIONS.

                  (a) SECTION 7.2. SECTION 7.2 is amended by inserting the following new SECTION 7.2.5 immediately after the existing SECTION 7.2.4:

                  "SECTION 7.2.5. SUPER-MAJORITY LENDERS CONSENT REQUIREMENT. If, immediately after giving effect to the proposed Credit Extension, the SUM of (a) the aggregate principal of all Revolving Loans outstanding, PLUS (b) the aggregate Letter of Credit Outstandings, would exceed:

                           (i) $106,500,000, at any time prior to the date of the delivery of the Commitment Amount Certificate pursuant to SECTION 9.1.1(d) hereof; or

                           (ii) the Maximum Permitted Amount, at any time from and after the date of the delivery of the Commitment Amount Certificate;

         then the Borrower shall have received the prior written consent of the Super-Majority Lenders for such Credit Extension.

         SECTION 2.5.  AMENDMENTS TO WARRANTIES, ETC.

                  (a) SECTION 8.13. SECTION 8.13 is amended by restating such
SECTION 8.13 in its entirety as follows:

                  "SECTION 8.13. COMPLIANCE WITH APPLICABLE LAWS. Each of the Borrower and its Material Subsidiaries is in substantial compliance with all Applicable Laws, including, without limitation, the Perishable Agricultural Commodities Act (7 USCS Sections 499a et seq.)("PACA"), except to the extent that any failure so to be in compliance has not had and will not be reasonably likely to have a Materially Adverse Effect. The Borrower has no knowledge of any claims outstanding, or of any events that with the passage of time are likely to result in claims, against the Borrower or its Subsidiaries under PACA."

         SECTION 2.6.  AMENDMENTS TO CERTAIN AFFIRMATIVE COVENANTS.

                  (a) SECTION 9.1.1 is amended by deleting the word "and" appearing at the end of paragraph (c) thereof, renumbering existing paragraph
(d) as paragraph (e), and inserting the following text immediately following paragraph (c):

                  "(d) promptly when the information required to complete such certificate becomes available, and in any event by April 1, 2000, the Commitment Amount Certificate; and"

         SECTION 2.7.  AMENDMENTS TO CERTAIN NEGATIVE COVENANTS.

                  (a) SECTION 9.2.2(e). SECTION 9.2.2(e) is amended by deleting the Dollar amount "$250,000,000" appearing in such SECTION 9.2.2(e), and by inserting in place thereof the Dollar amount "$225,000,000" effective as of December 30, 1999.

                  (b) SECTION 9.2.3(a). PARAGRAPH (a) of SECTION 9.2.3 is amended by restating such SECTION 9.2.3(a) in its entirety effective as of December 30, 1999, as follows:

                  "(a) LEVERAGE RATIO: Permit the Leverage Ratio to be greater than the ratio of 0.475:1.000 at the end of any fiscal quarter ending on or after December 30, 1999."

                  (c) SECTION 9.2.3(b). PARAGRAPH (b) of SECTION 9.2.3 is amended by restating such SECTION 9.2.3(b) in its entirety effective as of December 30, 1999, as follows:

                  "(b) INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for any Reference Period set forth below, as measured at the end of such Reference Period, to be less than the amount set forth opposite such Reference Period in the table below:

  --------------------------------------------------------------------------

     Reference Period       Fiscal Quarters in          Minimum Ratio
                             Reference Period
  --------------------------------------------------------------------------
     01/01/00-03/31/00               1                    2.35:1.00
  --------------------------------------------------------------------------
     01/01/00-06/30/00               2                    2.35:1.00
  --------------------------------------------------------------------------
     01/01/00-09/30/00               3                    1.85:1.00
  --------------------------------------------------------------------------
     01/01/00-12/31/00               4                    1.75:1.00
  --------------------------------------------------------------------------

                  (d) SECTION 9.2.4. SECTION 9.2.4 is amended by restating such
SECTION 9.2.4 in its entirety effective as of December 30, 1999, as follows:

                  "SECTION 9.2.4. RESTRICTED PAYMENTS. Make or extend or enter into any agreement to make any Restricted Payments, EXCEPT:

                           (a) the making by any Subsidiary of the Borrower (i)
                  to the Borrower or to any other Subsidiary of the Borrower of any Restricted Payments of the kind described in CLAUSE (c) of the definition "RESTRICTED PAYMENTS", and (ii) of any Restricted Payments of the kind described in CLAUSE (b) of the definition "RESTRICTED PAYMENTS"; PROVIDED, HOWEVER, that no such Restricted Payments of the kind described in CLAUSE (b) of the definition "RESTRICTED PAYMENTS" shall in any event be permitted unless any such Restricted Payments on any shares of a particular class of Capital Stock of a corporation shall be made on or with respect to all of the issued and outstanding shares of such class of Capital Stock of such corporation on a PRO RATA basis, at the same time and on the same terms;

                           (b) the declaration of cash dividends on the Capital
                  Stock of the Borrower, in an aggregate amount not to exceed $30,300,000 in fiscal year 2000, by the Borrower and the payment of such cash dividends within sixty (60) days after the declaration thereof; PROVIDED THAT at the time of the declaration of such cash dividends, each of the Special Covenant Conditions shall be satisfied, it being expressly understood and agreed that the Borrower shall in any event be permitted to pay cash dividends within sixty (60) days after the declaration thereof if at the time of the declaration of such cash dividends, each of the Special Covenant Conditions (determined after giving PRO FORMA effect to the payment of such cash dividends) shall be satisfied;

                           (c) the making by the Borrower of any Restricted
                  Payments of the kind described in CLAUSE (b) of the definition "RESTRICTED PAYMENTS", solely in connection with and as required by the Borrower's employee benefit plans or the Borrower's dividend reinvestment plan;

                           (d) the making by the Borrower of any Restricted
                  Payments of the kind described in CLAUSE (d) of the definition "RESTRICTED PAYMENTS"; PROVIDED, HOWEVER, that no such Restricted Payments by the Borrower that would otherwise be permitted by this CLAUSE (d) shall in any event be permitted unless each of the Special Covenant Conditions shall be satisfied both at the time of the making of such Restricted Payments by the Borrower and also after giving effect thereto; and

                           (e) Restricted Payments, not otherwise permitted by
                  any of the other CLAUSES of this SECTION 9.2.4, by the Borrower to any of its Affiliates, in each case only if (i) at the time of the making by the Borrower of any such Restricted Payments, and after giving effect thereto, each of the

                  Special Covenant Conditions shall be satisfied, and (ii) such Restricted Payments shall not otherwise be prohibited by
                  SECTION 9.2.8.

         The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, create or permit to exist any contractual restrictions on the making of Restricted Payments by Subsidiaries of the Borrower to the Borrower or to any other Subsidiaries of the Borrower which materially impair or which will be reasonably likely to materially impair the ability of the Borrower to perform any of its payment Obligations under this Agreement or the Notes."

                  (e) SECTION 9.2.5. SECTION 9.2.5 is amended by inserting as a new full non-indented paragraph immediately following the last subparagraph thereof the following proviso:

         "; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, the Borrower shall not engage in any Sale of all or any part of, or otherwise transfer or dilute, its ownership interest in Friday, and shall not cause or permit Friday to engage in any Sale of all or any part of, or to otherwise transfer or dilute, its ownership interest in Chiquita Processed Foods."

                  (f) SECTION 9.2.6(b). SECTION 9.2.6(b) is amended by deleting the Dollar amount "$50,000,000" appearing in SUB-CLAUSE (i) of such SECTION 9.2.6(b), and by inserting in place thereof the following phrase "the Investment Cap".

                  (g) SECTION 9.2.7. SECTION 9.2.7 is amended by inserting the letter "(a)" prior to the first sentence thereof, deleting the date "January 1, 2002" and inserting the date "January 1, 2000" in place thereof in the first sentence of such SECTION 9.2.7(a), and inserting new paragraph (b) at the end of such SECTION 9.2.7 as follows:

                  "(b) Cause or permit the Consolidated Capital Expenditures of the Borrower and its Subsidiaries for the calendar years ending December 31, 2000 and December 31, 2001, to exceed $75,000,000 per calendar year; PROVIDED, HOWEVER, that for the purposes of the foregoing calculations, there shall be excluded the aggregate amount of all capital expenditures made by the Borrower or any of its Subsidiaries (i) with Capital Stock of the Borrower, or (ii) with the net cash proceeds (A) from the issue or Sale of Capital Stock of the Borrower, (B) from Sales and from Sale and Leaseback Transactions that are not Permitted Dispositions but are otherwise permitted under
         SECTION 9.2.5."

                  (h) SECTION 9.2.10. SECTION 9.2 is amended by inserting the following new SECTION 9.2.10 immediately after the existing SECTION 9.2.9:

                  "Section 9.2.10. RESTRICTIONS ON REPURCHASING PUBLIC DEBT. Neither Borrower nor its Subsidiaries shall make any payment or other distribution on account of the redemption, repurchase, defeasance or other acquisition for value of any of the Borrower's public debt, whether senior or subordinated, except to the extent of (i) the proceeds from a $50,000,000 term loan incurred by Chiquita

         Processed Foods, (ii) the proceeds from any unsecured public debt issues of the Borrower, which would otherwise qualify as Indebtedness for Borrowed Money permitted by SECTION 9.2.1, or (iii) any excess payments available for such purpose pursuant to SECTION 3.3.3(C) hereof."

         SECTION 2.8.  AMENDMENTS TO EVENTS OF DEFAULT.

                  (a) SECTION 10.1.8. SECTION 10.1.8 is amended by restating such SECTION 10.1.8 in its entirety as follows:

                  "SECTION 10.1.8. IMPAIRMENT OF LOAN DOCUMENT, ETC. (i) Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective, or cease to be the legally valid, binding and enforceable obligation of the Borrower or shall cease to create valid and perfected security interests in and Liens (subject only to Permitted Liens) upon the Collateral purported to be covered by the Collateral Documents; or (ii) the Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any of the Collateral Documents."

         SECTION 2.9.  AMENDMENT TO THE AGENTS.

         (a) SECTION 11.4. Section 11.4 is amended by restating such SECTION
11.4 in its entirety as follows:

                  "SECTION 11.4.  LOAN DOCUMENTS, ETC.

                  (a) Each of the Lenders and the other Agents hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Lenders and the other Agents, to be the agent for and representative of the Lenders and the other Agents with respect to the Collateral and the Collateral Documents, and to enter into any other Loan Documents and to take all action contemplated thereby.

                  (b) Anything herein express or implied to the contrary notwithstanding, without any notice to or consent, approval or authorization from any of the Lenders or the Agents, the Administrative Agent may from time to time execute any Instruments necessary to (i) release any Liens encumbering any item of Collateral that is (in each such case) the subject of a Sale permitted by the Loan Documents or to which Required Lenders (or such other Lenders as may be required to give such consent under SECTION 13.1) have otherwise consented, or (ii) release any guarantor from any guaranty if and to the extent that such release is otherwise permitted by the terms of the Loan Documents.

                  (c) Anything contained in any of the Loan Documents to be contrary notwithstanding, the Administrative Agent, each of the Lenders and the other Agents hereby agree that (i) none of the Lenders shall have any rights individually to realize upon any of the Collateral or to enforce any guaranty provided by any Loan Document, it being understood and agreed that all powers, rights and remedies with respect to the Collateral and any guaranty may be exercised solely by the Administrative Agent for the benefit of the Lenders and the Agents in accordance with the terms of the Loan Documents and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private Sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such Sale, and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities, unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such Sale, to use and apply any of the Obligations as a credit on account of the purchase price payable by the Administrative Agent for any Collateral at such Sale."

         SECTION 2.10.  AMENDMENT TO MISCELLANEOUS.

         (a) SECTION 13.1(b). PARAGRAPH (b) of SECTION 13.1 is amended by restating such SECTION 13.1(b) in its entirety, as follows:

                  "(b) (i) which would modify SECTION 7.2.5 or this SECTION 13.1, change the definition of "REQUIRED LENDERS" or "COMMITMENT TERMINATION EVENT" or "COMMITMENT TERMINATION DATE" or "SUPER-MAJORITY LENDERS" or "NINETY PERCENT MAJORITY LENDERS", release the Guaranty, or increase the aggregate amount of all of the Commitments, shall be effective unless consented to by all of the Lenders, and (ii) which would release all or substantially all of the Collateral, shall be effective unless consented to by the Ninety Percent Majority Lenders;"

         SECTION 2.11.  AMENDMENTS TO EXHIBITS.

                  (a) EXHIBIT D -- COMPLIANCE CERTIFICATE. EXHIBIT D to the Credit Agreement is amended by replacing the existing EXHIBIT D in its entirety with new EXHIBIT D, a copy of which is attached to this Amendment.

                  (b) EXHIBIT J -- COMMITMENT AMOUNT CERTIFICATE. The Exhibits to the Credit Agreement are amended by inserting immediately following the existing EXHIBIT I a new EXHIBIT J, a copy of which is attached to this Amendment.

         SECTION 2.12.  AMENDMENTS TO SCHEDULES.

                  (a) SCHEDULE I -- AGENTS AND LENDERS. SCHEDULE I to the Credit Agreement is amended by replacing the existing SCHEDULE I in its entirety with new SCHEDULE I, a copy of which is attached to this Amendment.

             ARTICLE III -- REPRESENTATIONS, WARRANTIES AND COVENANT

         The Borrower represents and warrants to and covenants with each Agent and Lender as follows:

         SECTION 3.1. REPRESENTATIONS IN LOAN DOCUMENTS. Each of the representations and warranties made by or on behalf of the Borrower to the Agents and the Lenders in the Loan Documents was true and correct in all material respects when made and is true and correct in all material respects on and as of the date hereof, except, in each case, (a) as affected by the consummation of the transactions contemplated by the Loan Documents (including this Agreement), (b) to the extent that any such representation or warranty relates by its express terms solely to a prior date, and (c) in the case of the representations set forth in SECTION 8.6 regarding litigation, to the extent that the information contained in SECTION 8.6 of the DISCLOSURE SCHEDULE has been updated since the Effective Date by written materials provided by the Borrower to the Administrative Agent and the Lenders.

         SECTION 3.2. CORPORATE AUTHORITY, ETC. The execution and delivery by the Borrower of each Amendment Document entered into by the Borrower on or prior to the date hereof, and the performance by the Borrower of its agreements and obligations under each such Amendment Document, have been duly and properly authorized by all necessary corporate or other action on the part of the Borrower, and do not and will not conflict with, result in any violation of, or constitute any default under (a) any provision of any Governing Document of the Borrower, (b) any Contractual Obligation of the Borrower, including without limitation any indenture pursuant to which the Borrower has incurred Indebtedness, or (c) any Applicable Law.

         SECTION 3.3. VALIDITY, ETC. Each Amendment Document entered into by the Borrower on or prior to the date hereof has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles. The Borrower hereby ratifies and confirms all of the Obligations and all terms and conditions of the Credit Agreement in all respects, including, without limitation, the obligations of the Borrower as Guarantor of the Subsidiary Reimbursement Obligations, pursuant to ARTICLE VI of the Credit Agreement.

         SECTION 3.4. NO DEFAULTS. Immediately after giving effect to this Agreement, no Defaults or Events of Default are or will be continuing under the Credit Agreement.

         SECTION 3.5. AMENDMENT FEE. In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Required Lenders, the Borrower hereby promises to pay to the Administrative Agent on or prior to the third Business Day after the date hereof, for the account of each of the Lenders (each, a "CONSENTING LENDER") that (a) has sent confirmation of its approval of this Amendment on or prior to January 13, 2000, AND (b) (i) executes and delivers this Agreement and (ii) delivers and releases to the Administrative Agent or its special counsel, by the second Business Day after the date hereof, an execution copy of this Agreement signed by such Lender (or a facsimile copy thereof), an amendment fee ("AMENDMENT FEE") equal to 1/8th of 1% (.00125) of the Commitment of each such Consenting Lender in effect as of January 31, 2000.

                 ARTICLE IV -- PROVISIONS OF GENERAL APPLICATION

         SECTION 4.1. EFFECTIVENESS. This Agreement shall become effective upon the satisfaction of each of the following conditions; PROVIDED, HOWEVER, that upon satisfaction of all of such conditions, this Agreement shall be effective as of 5:00 p.m. on the Amendment Date, regardless of the date on which such conditions are satisfied:

                  (a) PLEDGE AGREEMENT. The Administrative Agent shall have received counterparts of the Pledge Agreement, dated as of the Amendment Date, duly executed and delivered by the Borrower and the Collateral Agent, together with:

                           (i) all certificates and other Instruments
representing Pledged Collateral then to be pledged thereunder;

                           (ii) with respect to Pledged Collateral, if any,
consisting of book-entry shares, evidence that all actions described in the Pledge Agreement which are necessary to create and perfect the security interests and Liens therein pursuant to the Pledge Agreement in accordance with
Article 8 of the Uniform Commercial Code have been taken;

                           (iii) with respect to the Pledged Collateral,
executed copies of financing statements (Form UCC-1) in appropriate form for filing under the Uniform Commercial Code of each jurisdiction as may be necessary to perfect the security interests in limited liability company interests or other Pledged Collateral purported to be created by the Pledge Agreement; and

                           (iv) evidence that all such other actions have been
taken as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests and Liens purported to be created by the Pledge Agreement (including evidence that Friday has duly recorded the security interests and Liens created by the Pledge Agreement in its limited liability company books).

                  (b) SECURITY AGREEMENT; UCC FILINGS; ETC. The Administrative Agent shall have received counterparts of the Security Agreement, dated as of the Amendment Date, duly executed and delivered by the Borrower and the Collateral Agent, together with:

                           (i) executed copies of financing statements (Form
UCC-1) in appropriate form for filing under the Uniform Commercial Code of each jurisdiction as may be necessary to perfect the security interests and Liens purported to be created by the Security Agreement;

                           (ii) certified copies of requests for information or
copies (Form UCC-11), or equivalent reports, each of recent date, listing all effective financing statements that name the Collateral Agent as debtor and that are filed in the jurisdictions referred to in CLAUSE (a), together with copies of such financing statements (none of which shall cover the Collateral, EXCEPT
(A) those with respect to which appropriate termination statements executed by the secured party thereunder have been delivered to the Administrative Agent, and (B) to the extent evidencing Liens permitted by the Loan Documents); and

                           (iii) evidence that all other action necessary or, in
the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests and Liens purported to be created by the Pledge Agreement and the Security Agreement have been properly taken by the Borrower.

                  (c) THIS AGREEMENT. The Administrative Agent shall have received counterparts of this Agreement, dated as of the Amendment Date, duly executed and delivered by the Borrower and the Required Lenders.

                  (d) OPINION. The Administrative Agent shall have received favorable opinions addressed to the Agents and Lenders in form and substance satisfactory to the Administrative Agent from in-house counsel to the Borrower and its Subsidiaries with respect to New York law and certain matters of New Jersey corporate and Delaware limited liability company law.

                  (e) AMENDMENT FEE AND OTHER EXPENSES. The Administrative Agent shall have received from the Borrower (i) payment of the Amendment Fee for the account of each Consenting Lender, and (ii) payment in full of all of the reasonable out-of-pocket costs and expenses of the Administrative Agent (including reasonable counsel fees and disbursements) incurred in connection with the Amendment Documents for which invoices have been submitted on or prior to the Amendment Date.

                  (f) RESOLUTIONS, ETC. The Administrative Agent shall have received:

                           (x) from the Borrower, a certificate, dated as of the
Amendment Date, of its secretary or any assistant secretary as to:

                                    (i) resolutions of its board of directors
then in full force and effect authorizing the execution, delivery and performance by the Borrower, of this Agreement and each of the other Amendment Documents;

                                    (ii) the incumbency and signatures of the
responsible officers of the Borrower authorized to act with respect to the Borrower, this Agreement and each of the other Amendment Documents (upon which certificate each of the Agents and the Lenders may conclusively rely until the Administrative Agent shall have received a further certificate of the Borrower canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Administrative Agent);

                                    (iii) each Governing Document of the
Borrower and Friday; and

                                    (iv) each shareholder agreement, stock
subscription agreement, voting agreement, voting trust agreement, securities purchase agreement and other similar agreement to which the Borrower or Friday is a party; and

                           (y) such other similar documents (certified as of the
Closing Date) as the Administrative Agent may reasonably request with respect to any matter relevant to this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

         Each of such documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                  (g) CERTIFICATES OF GOOD STANDING, ETC. The Administrative Agent shall have received (a) the Governing Documents and other organizational documents of the Borrower, Friday and Chiquita Processed Foods as in effect on the Amendment Date, certified as of a recent date by the Secretary of State (or other similar applicable Governmental Authority) of the jurisdiction of incorporation or organization of such entity, and (b) a good standing certificate as of a recent date (i) for the Borrower, Friday and Chiquita Processed Foods from the Secretary of State of the jurisdiction of incorporation or organization of such entity, and (ii) for the Borrower and Friday from the Secretary of State in each State or other jurisdiction where the failure of such entity to be qualified to do business as a foreign corporation or other entity could reasonably be expected to have a Materially Adverse Effect.

                  (h) MISCELLANEOUS CERTIFICATES, INFORMATION. The Administrative Agent shall have received such other certificates or information (certified as of the Amendment Date) as the Administrative Agent may reasonably request with respect to any matter relevant to this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

         SECTION 4.2. MISCELLANEOUS. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents shall remain unaltered, and such Loan Documents are in full force and effect. This Agreement and each of the other Amendment Documents is a Loan Document for all purposes of the Credit Agreement. This Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be construed in accordance with and governed by the internal laws of the State of New York, without regard to conflict of laws principles except for Section 5-1401 of the General Obligations Law of the State of New York. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 4 to be executed by their respective authorized officers as of the date first above written.

                                    THE BORROWER:

                                    CHIQUITA BRANDS INTERNATIONAL, INC.


                                    By:    /s/
                                       -------------------------------------
                                        Name:  Gerald R. Kondritzer
                                        Title: Vice President and Treasurer

                                    THE AGENTS AND LENDERS:

                                    BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                                    AS ONE OF THE CO-AGENTS, AND AS ONE OF THE
                                    LENDERS


                                    By:    /s/
                                       -------------------------------------
                                        Name:  Robert F. Milordi
                                        Title: Managing Director


                                    ING BANK N.V., AS ONE OF THE CO-AGENTS AND
                                    AS ONE OF THE LENDERS


                                    By:    /s/
                                       -------------------------------------
                                        Name:  J.J. Heuff
                                        Title: Senior Relationship Manager


                                    By:    /s/
                                       -------------------------------------
                                        Name:  H.W.L. Engelhart
                                        Title: Senior Relationship Manager

                                    PNC BANK, NATIONAL ASSOCIATION, AS ONE OF
                                    THE CO-AGENTS AND AS ONE OF THE LENDERS


                                    By:    /s/
                                       -------------------------------------
                                        Name: Bruce A. Kintner
                                        Title: Vice President

                                    THE SUMITOMO BANK, LIMITED, AS ONE OF THE
                                    LENDERS

                                    By:    /s/
                                       -------------------------------------
                                        Name:  John H. Kemper
                                        Title: Senior Vice President

                                    BANK OF AMERICA, N.A., AS ONE OF THE LENDERS


                                    By:    /s/
                                       -------------------------------------
                                        Name:  J. Casey Cosgrove
                                        Title: Vice President

                                    CHRISTIANIA BANK OG KREDITKASSE ASA, NEW
                                    YORK BRANCH, AS ONE OF THE LENDERS


                                    By:    /s/
                                       -------------------------------------
                                        Name:  Hans Chr. Kjelsrud
                                        Title: Senior Vice President


                                    By:    /s/
                                       -------------------------------------
                                        Name:  Martin Lunder
                                        Title: Senior Vice President

                                    THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION, AS ONE OF THE LENDERS

                                    By:    /s/
                                       -------------------------------------
                                        Name:  Nobuo Tominaga
                                        Title: Chief Manager

                                    FIRSTAR BANK, N.A., AS ONE OF THE LENDERS


                                    By:    /s/
                                       -------------------------------------
                                        Name: Derek S. Roudebush
                                        Title: Vice President

                                    SUNTRUST BANK, N.A., AS ONE OF THE LENDERS


                                    By:
                                       -------------------------------------
                                        Name:
                                        Title: